Exhibit 99.1

October 27, 2022

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated September 21, 2022 to the Board of Directors of Talos Energy Inc. (the “Company”) included in Annex C to the proxy statement/consent solicitation statement/prospectus, which such proxy statement/consent solicitation statement/prospectus forms a part of the Company’s registration statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of the Company and EnVen Energy Corporation, and (ii) the references to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

J.P. MORGAN SECURITIES LLC